                         PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma consolidated condensed combined balance sheet as of June 30, 2007 and the unaudited pro forma consolidated condensed combined statements of income for the six months ended June 30, 2007 and the year ended December 31, 2006 give effect to the pending merger.

      The unaudited pro forma consolidated condensed combined financial information is based on the historical consolidated financial statements of Berkshire Hills Bancorp and Factory Point Bancorp under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro forma consolidated condensed combined balance sheet gives effect to the merger as if the merger had been consummated at June 30, 2007. The unaudited pro forma consolidated condensed combined statements of income give effect to the merger as if the merger had been completed at the beginning of the periods presented.

      You should read the unaudited pro forma consolidated condensed combined financial statements in conjunction with the historical consolidated financial statements of Berkshire Hills Bancorp that are incorporated by reference into this document and of Factory Point Bancorp that appear elsewhere in this document. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations that would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented.

      Pro forma per share amounts for the combined company are based on the exchange ratio of 0.5844 set forth in the Agreement and Plan of Merger.

          BERKSHIRE HILLS BANCORP, INC. AND FACTORY POINT BANCORP, INC.
        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED BALANCE SHEET
                               AS OF JUNE 30, 2007


                                              Historical
                                   -------------------------------
                                   Berkshire Hills   Factory Point  Pro Forma    Pro Forma
(in thousands)                         Bancorp           Bancorp    Adjustment    Combined
---------------------------------- ---------------  --------------  ----------  -----------
ASSETS
Cash and securities                $   249,677      $ 87,889        $     --    $  337,566
Net loans                             1,711,09       231,800          (5,300)     1,937,59
Goodwill                               105,051         2,299          56,200 (3)   163,550
Other intangibles                       15,474            --           8,400 (4)    23,874
Other assets                            88,339        14,091          (1,300)(5)   101,130
                                   -----------      --------        --------    ----------
Total assets                       $ 2,169,632      $336,079        $ 58,000    $2,563,711
                                   ===========      ========        ========    ==========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Deposits                           $ 1,528,514      $260,595        $     --    $1,789,109
Borrowings                             353,083        43,319              --       396,402
Subordinated debentures                 15,464            --          23,000 (6)    38,464
Other liabilities                        6,219         2,639              --         8,858
                                   -----------      --------        --------    ----------
Total liabilities                     1,903,28       306,553          23,000     2,232,833

Common stock                               106         4,106          (4,083)(7)       129
Additional paid-in capital             202,441        18,793          45,710 (7)   266,944
Unearned compensation                   (2,805)           --              -- (7)    (2,805)
Retained earnings                      112,621         7,221          (7,221)(7)   112,621
Net accumulated other
  comprehensive income/(loss)           (1,274)         (581)            581 (7)    (1,274)
Treasury stock at cost                 (44,737)          (13)             13 (7)   (44,737)
                                   -----------      --------        --------    ----------
Total stockholders' equity             266,352        29,526          35,000       330,878
                                   -----------      --------        --------    ----------
Total liabilities and
  stockholders' equity             $ 2,169,632      $336,079        $ 58,000    $2,563,711
                                   ===========      ========        ========    ==========


See Notes to the Unaudited Pro Forma Consolidated Condensed Combined Financial Statements

          BERKSHIRE HILLS BANCORP, INC. AND FACTORY POINT BANCORP, INC. UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 2007


                                                    Historical
                                         ------------------------------
                                         Berkshire Hills  Factory Point   Pro Forma   Pro Forma
(In thousands, except per share data)        Bancorp         Bancorp      Adjustment   Combined
--------------------------------------  ----------------  -------------   ----------  ----------
INTEREST AND DIVIDEND INCOME
Loans                                    $    57,674       $  8,596       $    300 (2) $66,570
Investments and other                          5,790          1,915             --       7,705
                                         -----------       --------       --------    --------
Total interest and dividend income            63,464         10,511            300      74,275
INTEREST EXPENSE
Deposits                                      24,267          3,134             --      27,401
Borrowings                                     8,969            944            850 (6)  10,763
                                         -----------       --------       --------    --------
Total interest expense                        33,236          4,078            850      38,164
                                         -----------       --------       --------    --------
NET INTEREST INCOME                           30,228          6,433           (550)     36,111
NON-INTEREST INCOME
Fee income                                    14,323          1,326             --      15,649
Gain on securities                                81             --             --          81
Other non-interest income                        726            448             --       1,174
                                         -----------       --------       --------    --------
Total non-interest income                     15,130          1,774             --      16,904
                                         -----------       --------       --------    --------
TOTAL NET REVENUE                             45,358          8,207           (550)     53,015
PROVISION FOR LOAN LOSSES                        850             --             --         850
NON-INTEREST EXPENSE
Salaries and employee benefits                16,741          2,769           (800)     18,710
Occupancy and equipment                        4,871            925             --       5,796
Non-recurring expense                            153             --             --         153
Other non-interest expense                     8,747          1,540            100 (8)  10,387
                                         -----------       --------       --------    --------
Total non-interest expense                    30,512          5,234           (700)     35,046
                                         -----------       --------       --------    --------
Income before income taxes                    13,996          2,973            150 (8)  17,119
Income tax expense                             4,478            755             50       5,283
                                         -----------       --------       --------    --------
NET INCOME                               $     9,518       $  2,218       $    100    $ 11,836
                                         ===========       ========       ========    ========
BASIC EARNINGS PER SHARE                 $      1.09       $   0.54                   $   1.12
DILUTED EARNINGS PER SHARE               $      1.07       $   0.53                   $   1.09
Weighted average common shares
Basic                                          8,697          4,089          1,914      10,611
Diluted                                        8,855          4,152          1,978      10,833


See Notes to the Unaudited Pro Forma Consolidated Condensed Combined Financial Statements

          BERKSHIRE HILLS BANCORP, INC. AND FACTORY POINT BANCORP, INC. UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2006


                                                    Historical
                                         ------------------------------
                                         Berkshire Hills  Factory Point   Pro Forma   Pro Forma
(In thousands, except per share data)        Bancorp         Bancorp      Adjustment   Combined
--------------------------------------  ----------------  -------------   ----------  ----------

Loans                                    $ 100,836        $  16,312       $  600 (2)  $117,748
Investments and other                       17,215            3,889           --        21,104
                                         ----------------  -------------  ----------  ----------
Total interest and dividend income         118,051           20,201          600       138,852
INTEREST EXPENSE
Deposits                                    41,044            5,064           --        46,108
Borrowings                                  16,767            1,943        1,700 (6)    20,410
                                         ----------------  -------------  ----------  ----------
Total interest expense                      57,811            7,007        1,700        66,518
                                         ----------------  -------------  ----------  ----------
NET INTEREST INCOME                         60,240           13,194       (1,100)       72,334
NON-INTEREST INCOME
Fee income                                  13,539            2,846           --        16,385
Loss on securities                          (3,130)              --           --        (3,130)
Other non-interest income                    1,639              258           --         1,897
                                         ----------------  -------------  ----------  ----------
Total non-interest income                   12,048            3,104           --        15,152
                                         ----------------  -------------  ----------  ----------
TOTAL NET REVENUE                           72,288           16,298       (1,100)       87,486
PROVISION FOR LOAN LOSSES                    7,860              390           --         8,250
NON-INTEREST EXPENSE
Salaries and employee benefits              24,708            5,148       (1,600) (8)   28,256
Occupancy and equipment                      7,699            1,733           --         9,432
Non-recurring expense                        1,510               --           --         1,510
Other non-interest expense                  14,951            3,009          200 (8)    18,160
                                         ----------------  -------------  ----------  ----------
Total non-interest expense                  48,868            9,890       (1,400)       57,358
                                         ----------------  -------------  ----------  ----------
Income from continuing operations
  before income taxes                       15,560            6,018          300 (8)    21,878
Income tax expense                           4,668            1,553          100         6,321
                                         ----------------  -------------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS           10,892            4,465          200        15,557
Income from discontinued
  operations before income taxes               606               --           --           606
Income tax expense                             235               --           --           235
                                         ----------------  -------------  ----------  ----------
NET INCOME FROM DISCONTINUED
  OPERATIONS                                   371               --           --           371
                                         ----------------  -------------  ----------  ----------
NET INCOME                               $  11,263        $  4,465        $   200     $ 15,928
                                         ================  =============  ==========  ===========
BASIC EARNINGS PER SHARE
Continuing operations                    $    1.28        $   1.10                    $   1.49
Discontinued operations                       0.04              --                        0.03
                                         ----------------  -------------  ----------  ----------
TOTAL                                    $    1.32        $   1.10                    $   1.52
                                         ================  =============  ==========  ===========
DILUTED EARNINGS PER SHARE
Continuing operations                   $    1.25         $   1.08                    $   1.46
Discontinued operations                      0.04               --                        0.03
                                         ----------------  -------------  ----------  ----------
TOTAL                                   $    1.29         $   1.08                    $   1.49
                                         ================  =============  ==========  ===========
Weighted average common shares
Basic                                       8,538            4,073          1,914       10,452
Diluted                                     8,730            4,150          1,978       10,708


See Notes to the Unaudited Pro Forma Consolidated Condensed Combined Financial Statements

          BERKSHIRE HILLS BANCORP, INC. AND FACTORY POINT BANCORP, INC.
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                     CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1

      The unaudited pro forma consolidated condensed combined ("pro forma combined") balance sheet of Berkshire Hills Bancorp and Factory Point Bancorp at June 30, 2007 has been prepared as if the merger had been consummated on that date. The pro forma combined statements of income for the six months ended June 30, 2007 and year ended December 31, 2006 have been prepared as if the merger had been consummated at the beginning of the periods presented. The pro forma combined financial statements are based on the historical financial statements of Berkshire Hills Bancorp and Factory Point Bancorp and give effect to the merger under the purchase method of accounting and the assumptions and adjustments in the notes that follow.

      Certain reclassifications have been made to Factory Point Bancorp's financial information to conform to Berkshire Hills Bancorp's financial information.

NOTE 2

      The only material estimated purchase accounting adjustment to record the existing assets and liabilities of Factory Point Bancorp at fair value is a $5.3 million estimated discount for net loans based on the Factory Point Bancorp financial statements at December 31, 2006. This estimated fair value and resulting net discount, for purposes of these pro forma combined financial statements, is being accreted to interest income on a straight line basis over approximately nine years. The actual discount will be accreted to interest income to produce a constant yield to maturity.

NOTE 3

      The components of the purchase price of Factory Point Bancorp are as follows:

(in thousands, except per share data)


Purchase Price of Factory Point Bancorp
Factory Point Bancorp common stock outstanding                                 4,105 (a)
Exchange ratio (80% stock consideration converted at 0.5844 exchange ratio)   0.4675
Total Berkshire Hills Bancorp common stock to be issued                        1,919

Purchase price per Berkshire Hills Bancorp common shares                     $61,989  (b)
Estimated value of converted Factory Point stock options                       2,740
Cash payment to Factory Point Bancorp shareholders (20% cash consideration
  at $19.50 per share)                                                        16,009  (c)
Estimated transaction costs, net of 33% tax                                    6,816  (c)
                                                                             -------
Total purchase price                                                         $87,554
                                                                             =======


(a) Based on shares of Factory Point Bancorp common stock outstanding as of March 31, 2007.

(b) Based on the $32.30 average per share closing price of Berkshire Hills Bancorp common stock from May 11, 2007 through May 17, 2007.

(c) Estimated transaction costs include severance, contract terminations and professional fees.

      Goodwill is calculated as the difference between the total purchase price and the net fair value of assets and liabilities acquired, including the fair value of identified intangible assets and related tax adjustments.

      The pro forma combined financial statements do not include indirect merger costs which are estimated in the range of $1.0 to $2.0 million, after tax effects, for systems conversion and integration expenses. It is anticipated that these expenses will be recorded around the time of the merger date.

NOTE 4

      Other intangibles include an estimated core deposit intangible of $8.0 million, and the value of non-compete agreements and other intangible assets of $0.4 million. The core deposit intangible is estimated to have an estimated useful life of eight years and is amortized over this estimated useful life on a straight-line basis. The other intangible assets are amortized on a straight-line basis over a three year period.

NOTE 5

      The adjustment to other assets is the estimated change in the net deferred tax asset based on the other pro forma adjustments.

NOTE 6

      The increase in subordinated debentures is based on a projected issuance of $23.0 million in junior subordinated debentures to finance the $16.0 million cash consideration to shareholders and the $7.0 million in estimated direct costs of the merger, net of taxes. Interest expense includes the estimated interest cost of this financing. The actual form of this financing may be different from this assumption, based on capital market conditions.

NOTE 7

      Under the purchase method of accounting, the equity accounts of Factory Point are eliminated. Common stock is adjusted to include the $19 thousand par value of the 1.9 million common shares to be issued as part of the purchase consideration. Additional paid-in capital is adjusted for the value of the common stock issued, in excess of the par value, along with the $2.7 million estimated value of Berkshire Hills Bancorp stock options issued in exchange for Factory Point Bancorp options.

NOTE 8

      It is anticipated that there will be operating cost savings approximating $2.5 million, which will be partially offset by $1.1 million in increased amortization related to increased intangible assets. The allocation of operating cost savings is an estimate subject to further change. The net tax rate related to merger related changes in net income is estimated at approximately 33%.